Ford Motor Credit Company
                           Ford Credit Auto Owner Trust 1998-C
                                Monthly Servicing Report

       Collection Period                                         December, 1998
       Distribution Date                                                1/15/99

                                                                  Dollar Amount
       Total Portfolio                                         2,300,021,862.20
       Total Securities                                        2,346,000,000.00
       Class A-1 Notes                                           300,000,000.00
       Class A-2 Notes                                           300,000,000.00
       Class A-3 Notes                                           650,000,000.00
       Class A-4 Notes                                           712,000,000.00
       Class A-5 Notes                                           200,000,000.00
       Class B Notes                                              92,000,000.00
       Class C Certificates                                       46,000,000.00
       Class D Certificates                                       46,000,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
          Interest Collections                                 $  11,008,011.82
          Repurchased Loan Proceeds Related to Interest               36,115.20
               Total Simple Interest Receivables Interest         11,044,127.02
       Pre Computed Receivables Interest Collections               2,150,072.80
               Total Interest Collections                         13,194,199.82

       Servicer Advances:
          Simple Interest Servicer Advances                    $   4,435,837.69
          Precomputed Servicer Advances - Principal                  988,699.77
          Precomputed Servicer Advances - Interest                   360,776.66
               Total Servicer Advances                             5,785,314.12

       Principal:
       Simple Interest Receivables Principal
          Principal Collections                                $  28,775,724.13
          Prepayments in Full                                     21,525,738.91
          Repurchased Loan Proceeds Related to Principal           1,512,461.59
          Other Refunds Related to Principal                          21,583.64
               Total Simple Interest Receivables Principal        51,835,508.27
       Pre Computed Receivables Principal
          Principal Collections                                $   6,638,123.90
          Prepayments in Full                                      4,360,342.98
          Prepayments in Full Due to Administrative Repurchases       80,998.14
          Payahead Draws                                             397,184.91
               Total Pre Computed Receivables Principal           11,476,649.93
       Liquidation Proceeds                                        1,106,447.32
       Recoveries from Prior Month Charge-Offs                         8,081.16
               Total Principal Collections                        64,426,686.68
       Principal Losses for Collection Period                      2,258,757.53
               Total Regular Principal Reduction                  66,559,615.50

       Total Collections                                       $  83,406,200.62

                                                                       Amt per
                                                                       $1,000 of
                                                                      Original
       II. DISTRIBUTIONS                                 Amount       Principal
       Total Collections                           $83,406,200.62   $     35.55






       Reserve Account Release                               0.00          0.00
       Reserve Account Draw                                  0.00          0.00
       Total Available for Distribution             83,406,200.62         35.55

       Servicing Fee:
       Servicing Fee Due                           $ 1,612,606.65   $      0.69
       Servicing Fee Paid                            1,612,606.65          0.69
       Servicing Fee Shortfall                               0.00          0.00

       Interest:
       Class A-1 Notes Monthly Interest
          Class A-1 Notes Monthly Interest Due     $         0.00   $      0.00
                                                             0.00          0.00
          Class A-1 Notes Monthly Interest Shortfall         0.00          0.00
          Class A-1 Notes Interest Carryover Shortfall       0.00          0.00
          Change in Class A-1 Int Carryover Shortfall        0.00          0.00

       Class A-2 Notes Monthly Interest
          Class A-2 Notes Monthly Interest Due     $   958,700.33   $      3.20
          Class A-2 Notes Monthly Interest Paid        958,700.33          3.20